`                   STOCK PURCHASE AGREEMENT





          THIS STOCK PURCHASE AGREEMENT is made as of this ____ day of February, 1998, by, between and among J. WALTER DUNCAN, JR., AS TRUSTEE OF THE J. WALTER DUNCAN, JR. REVOCABLE TRUST (_W. Duncan"), NICHOLAS V. DUNCAN ("N. Duncan"), JAMES B. KITE, JR. (_J. Kite_), O. DEAN HIGGANBOTHAM (_Dean Higganbotham_) and DALE HIGGANBOTHAM (_Dale Higganbotham_) (W. Duncan, N. Duncan, J. Kite, Dean Higganbotham and Dale Higganbotham hereinafter referred to collectively as the _Sellers_ and individually as _Seller_) and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (_Purchaser_).

                                W I T N E S S E T H :

          WHEREAS, Sellers own all of the issued and outstanding shares of Global Combined Technologies, Inc., an Oklahoma corporation, which is a full-service provider of a variety of computer service and support solutions to large and medium-sized commercial, governmental and other professional customers throughout the State of Oklahoma and the Dallas, Texas area, as follows:

                         W. Duncan        -  14,901 shares
                         N. Duncan        -  14,099 shares
                         J. Kite          -    1,000 shares
                         Dean Higganbotham-  12,000 shares
                         Dale Higganbotham-    6,000


                                                     shares

                         Total               -    48,000 shares

          WHEREAS, Sellers desire to sell and Purchaser desires to purchase all the Company Shares owned by Sellers, and Sellers and Purchaser desire to engage in the other transactions provided for herein.

          NOW, THEREFORE, in and for the consideration of the mutual promises and undertakings herein contained, and subject to the terms and conditions hereinafter set forth, the Parties agree as follows:


                                      ARTICLE I

          1.


                 Definitions.   As used  herein the  following terms  shall
                 have the following meanings, respectively:

          1.01


                 Accounts Receivable: All notes and accounts receivable held by Company or of which Company is the beneficial holder and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person held by Company.

          1.02


                 Acquisition:   The purchase and  sale of  all the  Company

                 Shares upon the terms and provisions, and subject to the conditions, set forth in this Agreement.

          1.03   Affiliate


                          :  Shall  have the meaning ascribed to such  term
                 in Rule 405 promulgated under the Securities Act of 1933, as amended.

          1.04


                 Affiliate Receivables: Any account or note receivable or other payment obligation owing to Company by any officer, director, employee or Affiliate of Company.

          1.05   Agreement


                          :  This Stock Purchase Agreement.

          1.06   Applicable  Law


                                .   All applicable  provisions of  all  (i)
                 constitutions, treaties,  statues, laws (including  common law), rules, regulations, ordinances, codes or order of any Governmental Authority and (ii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

          1.07


                 Book Value:   The shareholders'  equity of  Company as  of
                 the Closing Date as reported in Company's Closing Balance Sheet, determined in accordance with Section 3.02.

          1.08   Book  Value Report


                                   :   Shall  have the  meaning defined  in
          Section 3.02.

          1.09   Business


                         .  The  operations of Company involving  generally
                 the sale of goods, or the provision of services (including repair and maintenance services), relating to personal computers, client services, computer networks, communication equipment, other equipment related thereto, such as computer monitors, peripherals and all other individual components, operating systems and application software and other software (including software created for use on the Internet) created for use in tie-in arrangements, customer service and internal management systems for sales, delivery and support and any other business operations of Company.

          1.10


                 Business Day. _Business Day_ shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required to close.


          1.11   Closing


                        :   The  consummation  of the  Acquisition  on  the
                 Closing Date at the place of Closing hereinafter specified in accordance with the terms and conditions hereof.

          1.12


                 Closing Balance Sheet:    The balance sheet of Company  at
                 the date of the Closing.

          1.13


                 Closing Date:   The date on  which the Closing shall  take
                 place, determined in accordance with Article XIII.

          1.14   Code


                     :  The Internal Revenue Code of 1986, as amended.

          1.15


                 Company: Global Combined Technologies, Inc., an Oklahoma corporation.

          1.16   Company  Personnel


                                   :     Shall  mean   current  or   former
                 employees, officers, directors or consultants of  Company.


          1.17


                 Company Shares:   All  the issued  and outstanding  common
                 shares, $1.00 par value, of Company.

          1.18


                 Contracts.   Shall  have the  meaning defined  in  Section
          4.09(a).

          1.19   Consent


                        .   Any consent,  approval, authorization,  waiver,
                 permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person.

          1.20   Court


                      :    A  Court  is  any  federal,  state,   municipal,
                 domestic, foreign or any other governmental tribunal or an arbitrator or person with similar power or authority.

          1.21


                 Disclosure Schedule:   The schedule dated  as of the  date
                 hereof, prepared pursuant to Article IV, copies of which have been signed by Sellers and delivered to Purchaser.

          1.22   EBIT


                     .  The earnings of Company before interest and  taxes,
                 and without incorporating any gains or losses realized on the disposition of assets other than in the ordinary course of business for Company's fiscal year ending December 31, 1997. Company's EBIT for such period will be determined in accordance with GAAP. Sales of approximately $3,550,000 with a cost net of rebates of $3,270,000 were invoiced in the year ending December 31, 1997, but had not yet been shipped as of such date. Earnings from such sales shall be included in EBIT. Sellers represent that all selling expenses attributable to such sales have been properly accrued for in the year ending December 31, 1997.

          1.23   Employee Benefit Plans


                                       :  Shall mean all pension,  annuity,
                 retirement, stock option, stock purchase, savings, profit sharing or deferred compensation plans or agreements, any retainer, consultant, bonus, group insurance, welfare, health and disability plan, fringe benefit or other incentive or benefit contract, plan, or commitment or arrangement applicable to Company Personnel.

          1.24   Employees


                          :  With respect to Company, shall mean all  full-
                 time and part-time employees of Company.

          1.25

                 Employee Contracts: All employment contracts, consulting agreements, and collective bargaining agreements or related agreements with respect to Employees of Company.


          1.26   Environmental  Laws


                                    :   Shall mean  all federal,  state  or
                 local judgments, decrees, orders, laws, licenses, ordinances, rules or regulations pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (42 U.S.C. S1801, et



                                                      seq


                                                         .)  (_RCRA_),  the
                 Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (42 U.S.C. S9601, et seq


                    .)    (_CERCLA_),   the    Superfund   Amendment    and
                 Reauthorization Act of 1986 (_SARA_), the Federal Clean Water Act (33 U.S.C. S1251,



                                              et  seq


                                                     .), the Federal  Clean
                 Air Act (33  U.S.C. S7401,



                                            et


                                               seq.), the Toxic  Substances
                 Control  Act  (15  U.S.C.  S7401,



                                                    et  seq


                                                           .)  the  Federal
                 Insecticide,  Fungicide  and  Rodenticide  Act  (7  U.S.C.
                 S136,



                       et


                          seq.) and the Occupational Safety and Health  Act
                 (29 U.S.C. S651, et



                                     seq


                                        .).

          1.27


                 Environmental Liabilities and Costs: All Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to Remedial Actions, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of the Business, the Leased Real Property or any other real properties, assets, equipment or facilities, by Company, or any of its predecessors or Affiliates; (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Leased Real Property or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by Company, or any of its predecessors or Affiliates; and (iii) expenditures necessary to cause any Leased Real Property or any aspect of the Business to be in compliance with any and all requirements of
                 Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Leased Real Property.

          1.28


                 Environmental Permits: Any federal, state and local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to Company necessary for the conduct of the Business as currently conducted or previously conducted under any Environmental Law.

          1.29


                 ERISA:   The Employee  Retirement Income  Security Act  of
                 1974, as amended.

          1.30   GAAP


                     :  Generally accepted accounting principles in  effect
                 in the United States consistently applied throughout the periods involved.

          1.31   Governmental Approval


                                      :   Any Consent of, with or from  any
                 Governmental Authority.

          1.32


                 Governmental Authority: Any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          1.33   Hazardous Materials


                                    :   Shall mean any hazardous waste,  as
                 defined by 42 U.S.C. S6903(5), any hazardous substances or wastes as defined by 42 U.S.C. S9601(14), any pollutant or contaminant as defined by 42 U.S.C. S9601(33) or any toxic substances or wastes, oil or hazardous material or other chemicals or substances regulated by any public or Governmental Authority.

          1.34


                 HSR  Act:   The Hart-Scott-Rodino  Antitrust  Improvements
                 Act of 1976, as amended and the rules and regulations thereunder.

          1.35   Indemnity  Basket


                                  :   Shall  have the  meaning  defined  in
          Section 11.08.

          1.36   Indemnifying Party


                                   :   Shall  have the  meaning defined  in
                 Section 11.06(a).

          1.37


                 Intellectual Property: Any and all United States and foreign: (a) patents (including reexaminations, design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, provisional applications, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof;
                 (c) copyrights (including software) and registrations thereof including Company's name; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media); and (h) the Internet address and website of Company.

          1.38   Inventories


                            :   All inventories of  raw materials, work  in
                 process, finished products, goods, spare parts, office and other supplies, including any of such inventories held at any location controlled by Company or at any other location (pursuant to conditional sales agreements, consignment arrangements or in any bailment or otherwise) and any such items previously purchased and in transit to Company at any such locations.

          1.39   Leased Real  Property


                                      :   Shall mean  all interests  leased
                 pursuant to the Leases.

          1.40   Leases


                       :  Shall  mean all real property leases,  subleases,
                 licenses and occupancy agreements pursuant to which Company is the lessee, sublessee, licensee or occupant which relate to or are being used in the Business and which are described on Disclosure Schedule 4.09.

          1.41   Lien


                     :  With the exception of Permitted Liens, a  mortgage,
                 pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including, without limitation, such that may arise under any Contracts.

          1.42   Line of  Credit Indebtedness


                                             :   Includes any  indebtedness
                 incurred, incurrable, or accrued pursuant to any of Company's financing arrangements, agreements, letters of credit and lines of credit with IBM Credit Corp.,

                 Deutsche Financial Services Corp., Compaq Computer Corp., NationsBank, N.A. and BankOne, and any of their successors and assigns, all as set forth on Disclosure
                 Schedule 1.42. Disclosure Schedule 1.42 shall set forth the principal balance and all accrued interest of such items on the date hereof.

          1.43   Losses


                       .    Any  and  all  losses,  liabilities,   damages,
                 obligations and expenses arising as a result of the designated action or inaction, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, without limitation, attorney's fees and other expenses incurred in investigating or defending any claim, action, suit or proceeding and any and all amounts paid in settlement thereof) with respect to the designated action or inaction.

          1.44   Notes


                      :     The  two-year  subordinated  promissory   notes
                 payable  to Sellers  as more  fully described  in  Section
                 2.03(b).

          1.45

                 Other  Sellers  Documents:    The  agreements  and   other
                 documents  and  instruments described  in  Sections  6.01,
                 7.01 and 8.01.

          1.46   Party or Parties


                                 :  Purchaser or Sellers or any of them.

          1.47   Party to Be Indemnified


                                        :  as defined in Section  11.06(a).


          1.48


                 Permitted Liens. Shall mean and include any (i) matters described in detail and by item in Disclosure Schedule 1.48(i) to this Agreement, (ii) liens arising by operation of Applicable Law for taxes, assessments, labor, materials, and obligations not yet due or which are being contested in good faith, which contested items are set forth in detail in Disclosure Schedule 1.48(ii), and (iii) all contracts, agreements, instruments, obligations, encumbrances, defects and irregularities of title, if any, affecting Company assets which individually or in the aggregate do not materially interfere with the present or future operation, value or use of Company assets or its Business. The phrase _Permitted Liens_ shall also include (a) liens imposed by mandatory provisions of Applicable Law such as carriers, materialmens, mechanics, warehousemens, landlords and other like liens arising in the ordinary course of business, securing obligations not yet due or which are being contested in good faith, which contested items are set forth in Disclosure Schedule 1.48, (b) liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations,

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                 deposits to  secure (or in lieu  of) surety, stay,  appeal or customs bonds and deposits to secure the payment of Taxes, and (c) good faith deposits in connection with bids, tenders, contracts or leases.

          1.49   Person


                       :      Any  natural   person,   firm,   partnership,
                 association, corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Authority or other entity.

          1.50   Post  Closing Date


                                   :   Shall  have the  meaning defined  in
          Section 3.02.

          1.51   Purchase  Price


                                :     The  total   consideration  paid   by
                 Purchaser to Sellers for the Company Shares as provided in Section 2.02.

          1.52   Pro  Forma EBIT


                                :    The EBIT  of  Company for  the  period
                 ending December 31, 1997, adjusted upward by $170,000.00 as previously agreed upon by Sellers and Purchaser for nonrecurring costs plus any write offs or adjustments made as a result of the audited financial statements of Company, subject to review and approval by Purchaser. Sales of approximately $3,550,000 with a cost net of rebates of $3,270,000 were invoiced in the year ending December 31, 1997, but had not yet been shipped as of such date. Earnings from such sales shall be included in determining Pro Forma EBIT. Sellers represent that all selling expenses attributable to such sales have been properly accrued for in the year ending December 31, 1997.

          1.53   Remedial Action


                                :   All actions required  to (i) clean  up,
                 remove,  treat  or in  any  way  remediate  any  Hazardous
                 Materials;   (ii)  prevent   the  release   of   Hazardous
                 Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations and care related to (i) and (ii) above.

          1.54


                 Spare Parts: All replacements, components, devices, equipment and other similar items owned or held by Company for use in connection with the repair, replacement, modification, customization or installation of goods and products applicable to the Business.

          1.55


                 Subsidiary: Each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interest or conferring the power to name the majority of the members to the board of directors or other governing body of the corporation or other Person or otherwise direct the management or policies thereof.

          1.56   Tax  or Taxes


                              :   Any  federal, state,  provincial,  local,
                 foreign or other income, alternative, minimum, any taxes under Section 1374 of the Code, any taxes under Section 1375 of the Code, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, including taxes under Section 59A of the
                 Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

          1.57   Tax Return


                           :  Any return, report, declaration, form,  claim
                 for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          1.58   Vendor Receivables


                                   :   Any  amounts owing  to Company  from
                 vendors of goods and products used in the Business resulting from discounts for prompt payment, volume discounts, promotional programs or similar vendor special pricing and term arrangements.

          1.59   Year-End Financials


                                    :  The audited financial statements  of
                 Company for the twelve-month periods ending December 31, 1997, December 31, 1996, December 31, 1995 and December 31, 1994.
                                     ARTICLE II

           2.


                 Purchase of Company Shares and Purchase Price.

          2.01


                 Purchase of Company Shares. Sellers agree to sell and transfer the Company Shares to Purchaser, and Purchaser agrees to purchase the Company Shares from Sellers, on the Closing Date.

          2.02   Purchase  Price


                                .   The  Purchase  Price  for  the  Company
                 Shares shall be Eleven Million Dollars ($11,000,000.00), adjusted as follows:

                 (a)  To  the  extent  Company's  Pro  Forma  EBIT  exceeds
                      $1,875,627.00  (the  _Excess EBIT_),    the  Purchase

                      Price shall be increased by the product of such Excess EBIT multiplied by a factor of 3. In the event that Company's Pro Forma EBIT is less than $1,775,627.00 (the _Deficient EBIT_), the Purchase Price shall be decreased by the product of the Deficient EBIT multiplied by a factor of 3.

                 (b) To the extent that the Book Value as reported on the Closing Balance Sheet is in excess of $2,280,000.00, the Purchase Price shall be increased on a dollar-for-dollar basis to the extent of such excess. To the extent that the Book Value as reported on the Closing Balance Sheet is less than $2,280,000.00, the Purchase Price shall be decreased on a dollar-for-dollar basis to the extent of such deficit.

          2.03


                 Payment of Purchase Price.

                 (a) Ten Million Dollars ($10,000,000.00) in the aggregate as may be adjusted in the manner set forth in Section 3.02 shall be payable at Closing in cash or by bank or certified checks or wire transfer of Purchaser which amount shall be prorated among the Sellers according to the following percentages:

                               W. Duncan        -    31.04%
                               N. Duncan        -    29.38%
                               J. Kite          -      2.08%
                               Dean Higganbotham     -    25.00%
                               Dale Higganbotham     -    12.50%

                 (b) One Million Dollars ($1,000,000.00) in the aggregate, as may be adjusted upward or downward as set forth in Sections 3.01 and 3.02 shall be payable in the form of the Notes of Purchaser, attached hereto as Exhibit A (the _Notes_) which Notes shall be prorated among the Sellers according to the percentages set forth in Section 2.03(a) above. Such Notes shall bear interest at the prime rate of Star Bank, N.A., Purchaser's lender. Interest under said Notes shall be payable quarterly in arrears with the first interest payment being due and payable ninety (90) days from the Closing. One-half (1/2) of the outstanding principal balance of said Notes shall be payable in full on the first annual anniversary date of the Closing of the transaction and the remaining principal balance of such Notes shall be payable in full on the second annual anniversary of the Closing of the transaction. A copy of the Subordination Agreement to be executed by all Sellers is attached hereto as Exhibit B.

                                     ARTICLE III

           3.    Pre-Closing and Post-Closing Adjustments


                                                         .

          3.01 Upon the issuance of Company audited December 31, 1997 financial statements by Company's accountant, Arthur Andersen, Company will deliver to Purchaser a determination of Company's Pro Forma EBIT prepared by Company's accountant along with any supporting documentation reasonably requested by Purchaser. Within ten days following delivery to Purchaser of such report and prior to Closing, Purchaser shall have the right to object in writing to the results contained in such determination. If timely objection is not made by Purchaser of such determination, such determination shall become final and binding. If timely objection is made by Purchaser to Sellers, and Purchaser and Sellers are able to resolve their differences in writing within five (5) days following the expiration of the Pro Forma EBIT objection period, then such determination as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by Purchaser to Sellers, and Sellers and Purchasers are unable to resolve their differences in writing within five (5) days following the expiration of the Pro Forma EBIT objection period, then all disputed matters relating to the report shall be submitted to and reviewed by an arbitrator (the _Arbitrator_) which shall be an independent accounting firm selected by Sellers and Purchaser. If Purchaser and Sellers are unable to agree promptly on the accounting firm to serve as the Arbitrator, each shall select, by not later than the 7th day following expiration of the Pro Forma EBIT objection period, a nationally recognized accounting firm, and each selected accounting firm shall be instructed to jointly select promptly another nationally recognized accounting firm, such third accounting firm shall serve as the Arbitrator. The
                 Arbitrator shall consider only the disputed matters pertaining to the determination and shall act promptly and fairly to resolve all disputed matters and their decision with respect to all disputed matters shall be final and binding upon Sellers and Purchaser. The expenses of the arbitration (including reasonable attorney and accounting fees) shall be borne one-half (1/2) by Purchaser and one-half (1/2) by Sellers. Any net increase in the Purchase Price resulting from said adjustments shall be made in the manner set forth in
                 Section 2.02(b) and shall be reflected by increasing the face amount of the Notes set forth in Section 2.03(b) in proportion to the Sellers' ownership of the Company Shares. Any net reduction in the Purchase Price as a result of said adjustments shall be made in the manner set forth in Section 2.02(a) and shall be reflected by decreasing the face amount of the Notes set forth in
                 Section 2.03(b) in proportion to the Sellers' ownership of the Company Shares and if the decrease is in excess of the face amount of the Notes, there shall be a decrease in the cash to be paid by Purchaser to Sellers at Closing as set forth in Section 2.03(a).

          3.02 Within thirty (30) days after the Closing (the _Post Closing Date_), the Sellers will deliver to Purchaser a copy of the Closing Balance Sheet prepared by the Sellers along with any supporting documentation reasonably requested by Purchaser reflecting Company's calculation of Book Value and the determination of any surplus or deficit in Book Value in accordance with Section 2.02(b) (the _Book Value Report_). For these purposes, the calculation of Book Value will include soft dollar accruals, such as rebates, etc. due to Company, which are properly accruable under GAAP and are consistent with Company's prior treatment of such items. Within fifteen
                 (15) days following delivery to Purchaser of the Book Value Report, Purchaser shall have the right to object in writing to the results contained therein. If timely objection is not made by Purchaser to the Book Value Report, the Book Value Report shall become final and binding for purposes of this Agreement. If timely objection is made by Purchaser to the Book Value Report, and Sellers and Purchaser are able to resolve their differences in writing within five (5) days following the expiration of such fifteen (15) day period, then the Book Value Report as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by Purchaser to the Book Value Report, and Sellers and Purchasers are unable to resolve their differences in writing within such period, then all disputed matters pertaining to the Book Value Report shall be submitted to and reviewed by an Arbitrator according to the process and procedure set forth in Section 3.01 above. The expenses of arbitration (including reasonable attorney's fees and accounting fees) shall be borne one-half (1/2) by Purchaser and one-half (1/2) by Sellers. Any net increase in the Purchase Price resulting from said adjustment shall be made in the manner set forth in
                 Section 2.02(b) and shall be reflected by increasing the face amount of the Notes set forth in Section 2.03(b) in proportion to Sellers' ownership of the Company Shares. Any net reduction in the Purchase Price as a result of said adjustment shall be made in the manner set forth in
                 Section 2.02(b) and shall be reflected by decreasing the face amount of the Notes set forth in Section 2.03(b) in proportion to Sellers' ownership of the Company Shares and if the decrease is in excess of the face amount of the Notes, such amount equal to the excess shall be paid immediately by Sellers to Purchaser by certified or cashiers check on the date of the resolution of this determination.

                                    ARTICLE III A

          3A.    Matters Relating to Critical Technologies, L.L.C


                                                                 .

          3A.01  Open Orders


                            .  Disclosure Schedule 3A.01 sets forth a  list
                 of open orders (not invoiced and unearned) that were issued to Company in December, 1997, but will be fulfilled by  Critical Technologies, L.L.C.  (_Critical_).
                  Accordingly, the Parties acknowledge and agree that  when
                 such  orders are  invoiced and  payment is  received,  the payment will be paid over by Company to Critical. Sellers agree that they will cause Critical to reimburse Company for costs incurred by Company in connection with the orders described herein, all in accordance with past practice.

          3A.02


                 Certain Documents. Disclosure Schedule 3A.02 sets forth a list of certain accounts receivable carried on Company books which are attributable to work performed by Critical. Accordingly, the Parties agree that when such receivables are paid, the payment will be paid over by Company to Critical. Sellers agree to cause Critical to reimburse Company for costs incurred by Company in connection with the accounts described herein, all in accordance with past practice.


                                     ARTICLE IV

           4.


                 Representations of Sellers. Except as set forth in the Disclosure Schedule attached hereto, which identifies the specific sections to which each such disclosure relates, Sellers, jointly and severally (except for representations and warranties made by an individual Seller which only relate to that specific Seller (i.e. such as ownership of the Company Shares), which are made severally only), represent, warrant and covenant to Purchaser that the following statements are materially true as of the date hereof and shall be materially true and correct as of the Closing Date as if made again at and as of that time:

          4.01   Organization and  Good Standing


                                                .   Except as disclosed  in
                 Disclosure Schedule 4.01, Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and in good standing in the

                 States of Texas and California and in all other jurisdictions in which the conduct of its business or the ownership or leasing of its properties require it to be so licensed, authorized or qualified. Copies of Company's Articles of Incorporation and By-Laws and any amendments thereto (certified to be correct by the Secretary of Company) have been delivered to Purchaser and are complete and correct as of the date hereof. Disclosure Schedule 4.01 correctly lists, with respect to Company, each jurisdiction, if any, in which it is qualified to do business as a foreign corporation.

          4.02   Capitalization


                               .  The  authorized capital stock of  Company
                 consists  solely  of  250,000  common  shares,  $1.00  par value, of which 48,000 shares are issued and  outstanding.
                  Company  has no  treasury shares.   The  issued and  out-
                 standing  common  shares  of  Company  are  held  by   the
                 following persons in the following numbers:




                      Name of Shareholder       Number of Shares Held




                           W. Duncan            -    14,901 shares
                           N. Duncan                 -    14,099 shares
                           J. Kite              -      1,000 shares
                           Dean Higganbotham    -    12,000 shares
                           Dale Higganbotham         -      6,000 shares

                 Company has no authorized or outstanding preferred stock or any other class of stock. The Company Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company Shares have been issued in compliance with all applicable federal and state securities laws and no past or present holder thereof is entitled to any right of rescission in respect thereof and no documentary taxes or other taxes were required with respect to the issuance or transfer of such Company Shares. There are no existing subscriptions, options warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale or transfer of any capital stock of
                 Company or any securities convertible into or exchangeable for any such capital stock.

          4.03


                 Title to Shares. Sellers own, respectively, the number of Company Shares set forth opposite each of their names in Section 4.02 hereof, free and clear of all Liens. The transfer of the Company Shares to Purchaser will convey good and marketable title to the Company Shares, free and clear of all Liens.

          4.04   Subsidiaries


                             .  Company has no subsidiaries.

          4.05


                 Authority. This Agreement is a valid and binding obligation of each Seller, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or by the availability of equitable remedies or the application of general equitable principles. Except as set forth in Disclosure Schedule 4.05, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

                 (i) violate, or conflict with, or require any Consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Company under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Company or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Company, or any Seller is a party, or by which Company or any Seller or any of their properties or assets may be bound or affected; or

                 (ii) violate  any   order,  writ,  injunction  or   decree
                      applicable to Sellers or Company or any of their properties or assets or, to the knowledge of Sellers, violate any statute, rule or regulation applicable to Sellers or Company or any of their properties or assets; or

                 (iii)     constitute a default or event that, with  notice
                      or  lapse of  time,  or  both, would  be  a  default,
                      breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Company is a party or by which it is bound; or

                 (iv) constitute an  event that would  permit any party  to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Company; or

                 (v) except for compliance with the HSR Act, no Consent by, notice to or registration with any Governmental Authority is required on the part of Sellers or Company prior or subsequent to the Closing Date in connection with the execution, delivery and performance by Sellers of this Agreement or the consummation of any of the transactions contemplated hereby.

          4.06   Closing Balance Sheet


                                      .   The Closing Balance Sheet,  which
                 shall be attached hereto as Exhibit "C" on the Post-Closing Date, will reflect only the assets and liabilities of Company as of the Closing Date and will not include any assets or liabilities of any corporation or entity except Company. As of the Closing Date, Company will not have any liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), including without limitation, any tax liabilities of the nature required by GAAP to be reflected or reserved against in the Closing Balance Sheet, which are not accurately and fully reflected or reserved against in the Closing Balance Sheet; provided, however, that the Closing Balance Sheet shall not be accompanied by notes and shall not include normal year-end adjustments (if any) other than depreciation or any other accrual of the nature set forth on Disclosure
                 Schedule 4.06, attached hereto, which are not material in the aggregate.

          4.07   Year End Financials


                                    .

                 (a) The Year End Financials have been provided to Purchaser, are in accordance with the books and records of Company, and have been prepared in accordance with GAAP as applied by Company on a consistent basis throughout the periods covered by such statements and fairly represent the financial condition of Company as of the respective dates and the results of operations of Company for the period then ended. Except as stated in the Year End Financials or as otherwise set forth in Disclosure
                      Schedule 4.07(a), there have been no unusual accounting practices engaged in which have affected the amount or trend of net income of Company, or any unusual or nonrecurring transactions, during the periods reflected in the Year End Financials.

                 (b)  Absence of Undisclosed Liability


                                                      .   Except as to  the
                      extent specifically reflected in the Year End Financials or otherwise set forth in Disclosure
                      Schedule 4.07(b), and except for trade payables, liabilities and contractual obligations arising in the ordinary course of business since the date of Company's 1997 audited financial statements, Company does not have any other liabilities of any nature, whether accrued, absolute or contingent, or otherwise, and whether due, or to become due of the nature required by GAAP to have been reflected or reserved against in financial statements.

                 (c)


                      No Liabilities as Guarantor. Except as set forth in Disclosure Schedule 4.07(c), Company is not directly or indirectly obligated to guaranty or assume any debt, dividend, or other obligation of any person, corporation, association, partnership, or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

                 (d)  Absence of Material  Change


                                                 .  Except as set forth  in
                      Disclosure Schedule 4.07(d) or as otherwise set forth in this Agreement or the Exhibits hereto, since December 31, 1997, there has not been:

                      (i) any change in the condition (financial or otherwise), properties, business, operations or prospects of Company which is materially adverse, singly or in the aggregate;

                      (ii) any material loss, damage or destruction in  the
                           nature of a casualty loss or otherwise, whether covered by insurance or not, adversely affecting any property or asset of Company;

                      (iii)    an actual or any threatened strike or  other
                           material labor trouble or material dispute;

                      (iv) any  loss   or  any  threatened   loss  of   any
                           governmental permit, license, qualification, special charter or certificate of authority held or enjoyed or formerly held or enjoyed by Company which loss has had or upon occurrence would have a material effect, singly or in the aggregate, on the condition (financial or otherwise), properties, business, operations or prospects of Company;

                      (v) to the knowledge of the Sellers, any statute, regulation, order, ordinance or other law the adoption, amendment or rescission of which have a material effect, singly or in the aggregate, on the condition (financial or otherwise), properties, business, operations or prospects of Company;

                      (vi) any   indebtedness,  liability   or   obligation
                           (whether absolute, accrued, contingent or otherwise) incurred by Company, or other transaction entered into by Company, other than in the ordinary course of business and consistent with past practice, or any guarantee of any indebtedness, liability or obligation made by Company;

                      (vii)    any declaration, setting aside or payment of
                           any dividend or other distributions in respect of any capital stock of Company other than distributions that Company in its good faith determines should not decrease Book Value below $2,280,000.00;

                      (viii)   any   issuance,    sale,   combination    or
                           reclassification of any capital stock or   other
                           securities of Company;

                      (ix) any issuance or grant of any option, warrant  or
                           other right in respect of any capital stock or other securities of Company;

                      (x) any direct or indirect redemption, purchase or other acquisition of any capital stock or other securities of Company;

                      (xi) any obligation,  liability, Lien or  encumbrance
                           paid, discharged or satisfied by Company other than in the ordinary course of business;

                      (xii)    any  mortgage,  Lien,   pledge,  charge   or
                           encumbrance (except for liens for current taxes not yet due and payable), created, incurred or assumed by Company other than in the ordinary course of business;

                      (xiii)   except in the  ordinary course of  business,
                           any sale, transfer or other disposition of any tangible asset of Company, any cancellation of any debt or claim of Company or any disposition of any intangible properties, assets or rights of Company;

                      (xiv)    any  salary  or  wage  increase  granted  or
                           committed to be made, other than normal merit or cost-of-living increases pursuant to Company's general prevailing practices, with respect to any officer, director, employee or agent of Company, or any bonus, incentive or deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan or trust agreement entered into or amended or any employment or consulting agreement entered into or amended or altered;

                      (xv) any   termination    (whether   by    discharge,
                           retirement or otherwise) of any officer, director, employee or agent of Company or any notice to so terminate given or received by any of the foregoing;

                      (xvi)    any loan made, increased or forgiven to  any
                           officer, director, employee or agent of Company or to any member of any of their families;

                      (xvii)   any   capital   expenditure,   addition   or
                           improvement made or committed to be made by Company in excess of $10,000.00 with respect to any single expenditure, addition or improvement or in excess of $20,000.00 with respect to all such expenditures, additions and improvements;

                      (xviii)  any  failure  on  the  part  of  Company  to
                           operate its business in the ordinary course or to use its best efforts to preserve its business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with suppliers, creditors and others having business relationships with it;

                      (xix)    any  known   material  loss   of   business,
                           termination or discontinuance of any relationship or dispute between Company and any customer or supplier;

                      (xx) any loss,  amendment, termination  or waiver  of
                           any material right of Company other than in the ordinary course of business;

                      (xxi)    any known write-off as uncollectible of  any
                           notes or accounts receivable, or any portions thereof, in excess of $10,000.00 with respect to any single note or account or in excess of $20,000.00 with respect to all such write-offs;

          4.08


                 Assets. Except as provided in Disclosure Schedule 4.08, Company has good and marketable title to all of its assets and properties, real, personal or otherwise, including, but not limited to, those assets and properties reflected in Company's December 31, 1997 financial statements, except only for assets subsequently disposed of in the ordinary course of business, free and clear of all Liens, except (a) as specifically reflected thereon, (b) the Line of Credit Indebtedness, or (c) for
                 Permitted Liens. To the best knowledge of Sellers, all Company's tangible and other operating assets, property and equipment are in good operating condition and repair, free of structural or material mechanical defects and conform with all applicable laws and regulations.
                 Without limiting the generality of the foregoing, specific representations are set forth in the following subparagraphs of this Section 4.08.

          4.08.1


                 Accounts Receivable. All Accounts Receivable of Company which have arisen in connection with the Business or otherwise and which are reflected on Company's December 31, 1997 financial statements, and all such receivables which will have arisen since December 31, 1997 have arisen only from bona fide transactions in the ordinary course of business and represent valid and existing claims. Except as set forth on Disclosure Schedule 4.08.1, and subject to customer credits, the payment of each Account Receivable will not, as of the Closing Date, be subject to any known defense, counterclaim or condition (other than Company's performance in the ordinary course of business) whatsoever. Disclosure
                 Schedule 4.08.1 hereto accurately lists, as of a date within five (5) days of execution of this Agreement, and will list, as of a date within five (5) days of the Closing Date, all receivables arising out of or relating to the Business, the amount owing and the aging of such Accounts Receivable. Sellers have provided Purchaser the opportunity to review complete and correct copies of all instruments, documents and agreements evidencing such Accounts Receivable and of all instruments, documents or agreements, if any, creating security therefor.

          4.08.2


                 Vendor Receivables. All Vendor Receivables of Company which have arisen in connection with the Business or otherwise and which are reflected on Company's December 31, 1997 financial statements and all such Vendor Receivables which have arisen since December 31, 1997 have arisen only from bona fide transactions in the ordinary course of business and represent valid, and existing claims. Except as set forth in Disclosure
                 Schedule 4.08.2, the payment of each Vendor Receivable will not, as of the Closing Date, be subject to any known
                 defense,   counterclaim   or   condition   whatsoever.
                 Disclosure Schedule 4.08.2 hereto accurately lists, as of a date within five (5) days of the execution of this Agreement, and will list, as of a date within five (5) days of the Closing Date, all Vendor Receivables arising out of or relating to the Business, the amount owing and the aging of such Vendor Receivables. Sellers have provided Purchaser the opportunity to review complete and correct copies of all instruments, documents and agreements evidencing such Vendor Receivables and of all instruments, documents and agreements, if any, creating security therefor.

          4.08.3 Inventory


                          .      Except  as   specifically   described   on
                 Disclosure Schedule  4.08.03, all  inventory reflected  on the  December 31,  1997 financial  statements consists  of items of quality and quantity which are usable or saleable in the ordinary course of Business of Company in the conduct of its Business, and items of below standard quality and items not usable or saleable in the ordinary course of Company's business have been written-down in value in accordance with good business practices to estimated net realizable market value or adequate reserves have been provided therefor. The values at which the Inventories are carried on the December 31, 1997 financial statement reflect the normal valuation policy of Company in setting inventory at the lower of cost or market, all in accordance with GAAP. In addition, Sellers represent that the Inventory set forth in Exhibit D has a value of $241,000.00 as set forth in said Exhibit and if Sellers and Purchaser mutually agree that the value of such Inventory on the Closing Date is less than $241,000.00, then the Purchase Price shall be reduced dollar for dollar by the amount by which the agreed value of  such Inventory is less than  $241,000.00.
                  In addition,  in consideration of  Sellers' agreement  to
                 pay for  the entire  Hart-Scott-Rodino Act  filing fee  in the amount  of $45,000.00  pursuant to  the provisions  of
                 Article 14.03 of this Agreement, the value of the DEC inventory set forth on Exhibit E and all other items of Company's inventory shall be accepted by Purchaser without any further adjustment hereunder. Except as set forth on Disclosure Schedule 4.08.3, since December 31, 1997, Inventories have been maintained at normal and adequate levels for the continuation of the Business in its normal course. Since December 31, 1997, no change has occurred in such Inventories which materially adversely affect or will materially adversely affect the useability or salability thereof, no material write-downs or write-ups of the value of such Inventories has occurred and no additional amounts have been reserved
                 with  respect to  such Inventories.   Disclosure  Schedule
                 4.08.3 lists the location of all Inventories together with a brief description of the type and amount at each location.

          4.08.4


                 Real Property.  Company owns no real property.

          4.08.5


                 Dealer Agreements. A list of Company's dealer agreements is set forth in Disclosure Schedule 4,08.

          4.08.6


                 Intellectual Property.

                 (a)  Title


                           .    Disclosure Schedule  4.08.6(a)  contains  a
                      complete and correct list and a brief description of all Intellectual Property described in Section 1.37(a), 1.37(b) and 1.37(c) that is owned by Company and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business (the _Owned Intellectual Property_). Company owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all of its Intellectual Property, free from any Liens (other than Permitted Lines). No Affiliate of Seller owns or has any interest in or with respect to any
                      Company Intellectual Property and Company Intellectual Property comprises all of the Intellectual Property necessary for Company to conduct and operate the Business following the Closing as now being conducted by Company.

                 (b)


                      No Infringement. To the knowledge of Sellers, the conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the knowledge of Sellers, none of Company Intellectual Property is being infringed or otherwise used or available for use, by any other Person.

                 (c)

                      Licensing Arrangements. Disclosure Schedule 4.08.6(c) sets forth all agreements, arrangements or laws (i) pursuant to which Company has leased or licensed Intellectual Property, or the use of Intellectual Property as otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) to, any other Person and
                      (ii) pursuant to which Company has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise), excluding software licensed by Company for internal purposes, together with a brief description of the Intellectual Property covered thereby. All of the agreements or arrangements set forth in Disclosure Schedule 4.08.6(c), (x) are in full force and effect in accordance with their terms and no default exists thereunder by Company, or to the knowledge of Sellers, or other parties thereto
                      (y) are free and clear of all Liens other than Permitted Liens, and (z) except as set forth on Disclosure Schedule 4.08.6(e), do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Sellers have delivered to Purchaser true and complete copies of all licenses and arrangements (including amendments) set forth on Disclosure Schedule 4.08.6(c).

                 (d)


                      No Intellectual Property Litigation. To Sellers' knowledge, no claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Sellers, threatened, nor is there to Sellers' knowledge, a reasonable basis therefor, which (i) challenges the rights of Company in respect of any of the Intellectual Property, (ii) asserts that Company is infringing or otherwise in conflict with, or is, except as set forth in Disclosure Schedule 4.08.6(d), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement regarding Intellectual Property. None of Company's Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Company.

                 (e)  Due Registration, etc.


                                               Company has no  Intellectual
                      Property that has been registered with, filed and/or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign.

                 (f)


                      Use of Name and Mark. Except as set forth in Disclosure Schedule 4.08.6(f), there are no restrictions or limitations pursuant to any order, decisions, injunctions, judgements, awards or decrees of any Governmental Authority on Purchaser's right to use the names and marks set forth on Disclosure Schedule 4.08.6(a) in the conduct of the Business as presently carried on by Company.

          4.08.7


                 Motor Vehicles.   Disclosure Schedule 4.08.7 sets forth  a
                 complete list of all motor vehicles owned by Company.

          4.09


                 Contracts.

                 (a) Disclosure Schedule 4.09 contains a complete and correct list of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below (x) by which Company or under which Company or any of its assets, businesses or operations receive benefits, or (y) to which Company is a party or by which Company is bound in connection with the Business (the _Contracts_).

                      (i) leases, licenses, permits, franchises, insurance policies, Governmental Approvals and other contracts concerning or relating to the Leased Real Property in Sellers' or Company's possession;

                      (ii) employment,   bonuses,   vacations,    pensions,
                           profit sharing, retirement, stock options, stock purchases, employee discounts or other employee benefits, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants which involves aggregate annual payments in excess of $50,000;


                      (iii)    loan  agreements,  indentures,  letters   of
                           credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

                      (iv) brokerage or finder's agreements;

                      (v) joint venture, partnership and similar contracts involving a sharing of profits or expenses, including, but not limited to, joint research and development and joint marketing contracts;

                      (vi) asset purchase agreements and other  acquisition
                           or divestiture agreements, including, but not limited to, any agreements relating to the sale, lease or disposal of any assets owned by Company (other than sales of Inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

                      (vii)    orders and other contracts for the  purchase
                           or sale of Inventories, materials, supplies, products or services open or as to which any liability exists as of the date hereof, each of which involves aggregate payments in excess of $50,000;

                      (viii)   contracts  with   respect   to   which   the
                           aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $50,000;

                      (ix) sales  agency,  manufacturer's   representative,
                           marketing or distributorship agreements;

                      (x)  contracts,  agreements   or  arrangements   with
                           respect to the representation of the Business in foreign countries;

                      (xi) master  lease   agreements  providing  for   the
                           leasing of either (a) personal property primarily used in, or held for use primarily in connection with, the Business and (b) other personal property;

                      (xii)    contracts, agreements  or  commitments  with
                           any director, officer, employee, or Affiliate of Company or any of the Sellers, or with any holder of more than five percent (5%) of any class of capital stock of Company outstanding other than employment contracts; and

                      (xiii)   any   other    contracts,   agreements    or
                           commitments that  are material to the  Business.


                 (b) Sellers have delivered to Purchaser complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Disclosure Schedule 4.09.

                 (c)  Company  has  not received  notice  of  any  plan  or intention of any party to any Contract to exercise any right to cancel or terminate any Contract. To the best knowledge of Sellers, there does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Company or, to the best knowledge of Sellers, any other party thereto, except as set forth in Disclosure Schedule
                      4.09 and except for such events or conditions that, individually and in the aggregate, (i) has not had or resulted in, and will not have or result in a material effect on Company or its assets, and (ii) has not and will not materially impair the ability of Company to perform its obligations under this Agreement and under the Other Sellers Documents. Except as set forth in Disclosure Schedule 4.09, no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by the execution, delivery and performance of this Agreement or any of the Other Sellers Documents or the consummation of the transactions contemplated thereby.

                 (d)  Company  has   no  outstanding   power  of   attorney
                      relating to the Business.

          4.10   Labor Disagreements


                                    .  In connection with the operation  of
                 the Business of Company or any other business previously operated by Company, (i) Company is not engaged in any unfair labor practice; (ii) Company has not been notified of any unfair labor practice charge or complaint against Company pending and, to the knowledge of Sellers, no such charge or complaint is threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal; (iii) except as set forth on Disclosure Schedule 4.10, Company has not been notified of any charge or claim filed at or with the Equal Employment Opportunity Commission, any state agency having similar jurisdiction or any court or tribunal, actually pending and, to the knowledge of Sellers, no such charge or claim is threatened against Company in connection with the operation of the Business of Company;
                 (iv) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting Company and, to the knowledge of Sellers, none is or has been threatened; (v) Company has not been notified of any grievance which might have a material effect on the conduct of the operations of the Business of Company; (vi) Company has no labor contracts or collective bargaining agreements with respect to any Company Personnel; (vii) no labor organization or group of employees of Company has made a demand for recognition or certification, and, to the Sellers' knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (viii) Company has not been notified of any organizing activities involving Company pending with any labor organization or group of employees of Company.

          4.11   Employee Benefit Information


                                             .

                 (i) Except as set forth on Disclosure Schedule 4.11(i), Company does not maintain, is not required to contribute to and has no liabilities with respect to any Employee Benefit Plans and no Company Personnel or dependent of such Company Personnel is entitled to any benefits except as provided for by the provisions of such Employee Benefit Plans or by applicable law.

                 (ii) Sellers have  provided Purchaser with  (a) copies  of all Employee Benefit Plans or in the case of any unwritten plan, a written description thereof, (b) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Benefit Plans and (c) copies of the most recent summary plan descriptions (whether or not required to be furnished under ERISA) and all material employee communications relating to such Employee Benefit Plans and distributed to Company Personnel.

                 (iii)     Except  as  set  forth  on  Disclosure  Schedule
                      4.11(iii), the events contemplated by this Agreement (either alone or together with any other event) will not (a) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Benefit Plan or law, (b) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Benefit Plan or compensation to any Company Personnel, (c) result in any payments (including parachute payments) under any Employee Benefit Plan or law, becoming due to any Company Personnel, or
                      (d) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Benefit Plan.

                 (iv) The  Global  Combined  Technologies,  Inc.   Employee
                      Savings Plan (the _401(k) Plan_) is qualified under Sections 401(a) and 401(k) of the Code and the related trust is exempt from Tax under Section 501(a) of the Code and Company has no other employees' savings plans qualified under Section

                      401(a) or any other Section of the Code. The Internal Revenue Service has issued an opinion letter that the prototype plan to which the 401(k) Plan relates is so qualified and nothing, to Seller's knowledge, has occurred since the date of such letter to cause the letter to be no longer valid or effective assuming the plan is amended on a timely basis to comply with changes to the Code, or other legislative, regulatory or administrative requirements subject to the remedial amendment period applicable to such Act. All contributions due with respect to the periods ending on or before the Closing Date to the 401(k) Plan have been timely made, and a pro rata portion of the contributions (including matching contributions) for the plan year in which the Closing Date occurs shall have been made on or prior to the Closing Date for the period ending on the Closing Date. The Global Combined Technologies, Inc. Cafeteria Plan (the _Cafeteria Plan_) satisfies all the applicable provisions of
                      Section 125 of the Code.

                 (v) Neither Company nor any entity that is or was at any time treated as a single employer with Company under
                      Section 414(b), (c), (m) or (o) of the Code has at any time (a) maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any plan that is a multi-employer plan as defined in Section 3(37) of ERISA, (b) incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV or ERISA
                      (other than the payment of premiums none of which are overdue) or (c) incurred or expects to incur liability in connection with an _accumulated funding deficiency_ within the meaning of Section 412 of the Code whether or not waived.

                 (vi) Company has,  in the conduct  of the  affairs of  the
                      Business  of   Company,  complied  in  all   material
                      respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, terms and conditions of employment, collective bargaining and the payment of social security and similar Taxes.

                 (vii)     Company has  not and prior  to the Closing  Date
                      will not have suffered a _plant closing_ or _mass layoff_ within the meaning of the Worker Adjustment and Retraining Notification Act (_WARN_).

                 (viii)    Company has  complied in  all material  respects
                      with the Consolidated Omnibus Budget Reconciliation Act of 1984.

          4.12   Burdensome Obligations


                                       .   Except for agreements  described
                 in the Disclosure Statement Exhibit 4.12, Company is not a party to any so-called requirements or similar type of contract limiting its freedom or latitude in the purchase of its inventory, equipment or other items. Company is not subject to or bound by any contract or other obligation whatsoever which materially adversely affects its business, properties or prospects, except as expressly disclosed in this Agreement.

          4.13   Lawful Operations


                                  .   To  the best  of Sellers'  knowledge,
                 the businesses conducted and properties owned or leased by Company conform with all Applicable Laws and all permits and licenses, if any, that are required to enable Company to operate its Business have been obtained.

          4.14


                 Legal Proceedings; Claims. Except as set forth in the Disclosure Schedule 4.14, there are no decrees or order of any regulatory agency, court or public authority materially adversely affecting the operations of Company, and Company is not a party to any litigation or other judicial or administrative proceedings. Except as set forth in Disclosure Schedule 4.14, to Sellers' knowledge, neither Company nor any Seller is a party to any litigation or other judicial, administrative or other proceeding pending or known by Sellers to be threatened which would affect Company's or Sellers' ability to perform this Agreement or would materially adversely affect the assets or operations of Company; and, to the best of Sellers' knowledge there are no claims in existence or threatened against Company or any of its properties which may result in litigation. There are no known existing violations of any Federal, State, local or foreign laws or regulations which might materially affect the properties, assets, business, financial condition or corporate status of Company; and Company is not in default with respect to any order or decree of any court or administrative regulatory agency.

          4.15   Taxes


                      .

                 A.   Company has:

                      (i) Except as set forth in Disclosure Schedule 4.16, prepared in accordance with reasonable interpretations of all Applicable Laws, and timely filed all Tax Returns required to be filed or sent by it with respect to any Taxes;

                           copies of all  Company federal and state  income
                           Tax  Returns   since  the   date  of   Company's
                           organization have been provided to Purchaser;

                      (ii) timely paid all Taxes that are shown as due  and
                           payable on said Tax Returns;

                      (iii)    established  on   its  books   and   records
                           reserves that are adequate for the payment of all Taxes not yet due and payable;

                      (iv) materially  complied with  all Applicable  Laws,
                           rules and regulations relating to the payment and withholding of Taxes and have timely and properly withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all Applicable Laws. There are no liens for Taxes upon the assets of Company except for Liens for Taxes not yet due. Company is not a party to any agreement providing for the allocation, sharing or indemnification of Taxes.

                      To Sellers' knowledge, Company is not currently under audit by any Governmental Authority for any Taxes and has not extended the statute of limitations relating to the filing of a Tax Return or the payment of any Taxes.

                 B.   Sellers represent that:

                      (i) Company made a Subchapter S election under the Code to be treated as an S corporation on January 1, 1997;

                      (ii) there  has  been  no  consent  filed  with   the
                           Internal Revenue Service under Section 341(f) of the Code; and

                      (iii)    Each Seller shall be responsible for his  or
                           its federal, state and local income taxes relating to or arising from his or its ownership of Company Shares, (including, but not limited to, all items of income and gain passing through the Company to the Seller pursuant to applicable Sections of the Code) relating to the Company being treated as an S corporation.

                      (iv) Company will cease  to be an S corporation  upon
                           the Closing pursuant to Section 1362(d)(2) of the Code, and Section 1362(e)(3) of Code shall govern the allocation of items of income, loss, deduction or credit between the S short year and C short year of Company.

          4.16   Environmental Compliance


                                         .

                 (i) To Seller's knowledge, Company is not in violation, or alleged to be in violation, of any Environmental Laws which would have a material effect on the Business,

                 (ii) Company has not received a notice, complaint,  order, directive, claim or citation from any third party, including without limitation any federal, state or local governmental authority, (A) that Company has been identified by the Unites States Environmental Protection Agency (_EPA_) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 CFR
                      Part 300 Appendix B, or the CERCLA Information System; (B) that any Hazardous Materials which Company has generated, stored, transported or disposed of has been released at any site at which a federal, state or local agency has conducted or has ordered that any person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or has named Company as a potentially responsible party; or (C)
                      that Company is or shall be named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

                 (iii)     To the knowledge  of Sellers, (A) no portion  of
                      the property of Company has been used for the handling, processing, storage or disposal of Hazardous Materials except in compliance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle containing or formerly containing any Hazardous Materials is located on any portion of any of the properties currently or formerly owned, operated or leased by Company or any of its
                      Affiliates   during   Company's   or   any   of   its
                      Affiliate's ownership, operation or lease of the properties; (B) in the course of any activities conducted by Company or operators of Company's properties, no Hazardous Materials have been generated or are being used on the property except in compliance in all material respects with applicable Environmental Laws; (C) there have been no releases (i.e., any past or present releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, into or from the property currently or formerly owned, operated or leased by Company or any of its Affiliates during or prior to Company's or any of its Affiliate's ownership, operation or lease, which releases would have a material effect on the value of any of the property or adjacent properties or the environment; and (D) in addition any Hazardous Materials, that have been generated or stored by Company or any of its Affiliates on any of the currently or formerly owned, operated or leased property of Company have been transported off site only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in material compliance with such permits and applicable Environmental Laws or, if any transporter or facility has not been or is not in material compliance, such failure would not have a material effect on Company or any of its Affiliates.


                 (iv) Sellers    have    provided    to    Purchaser    all
                      environmentally related audits, studies, reports, analyses (including soil and groundwater analysis), and results of investigations that have been performed with respect to the currently or previously owned, leased, or operated properties of Company or any of its Affiliates, and that are in the possession of Company, any of its Affiliates or Sellers.

                 (v) There is not now nor, to the knowledge of Sellers, have there been located at any of the properties of Company, whether owned or leased asbestos containing material or equipment containing polychlorinated biphenyls in violation of any applicable Environmental Law.

                 (vi) Company currently holds,  and at all times has  held, all required federal, state, and local permits, licenses, certificates and approvals necessary to
                      Company's   Business  (_Environmental   Permits_).

                      Company has not been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, cancelled or revoked, or cannot be renewed in the ordinary course of business, which modification, suspense, cancellation, revocation or non-renewal could affect in any material way the manner in which Company operates Company's Business.

          4.17


                 Insurance. Company maintains policies of fire, extended coverage, liability and other forms of insurance covering its Business, properties and assets in amounts and against such losses and risks as are generally maintained for comparable businesses and properties, and valid policies for such insurance will be outstanding and duly in force through and on the Closing Date. Attached hereto as Disclosure Schedule 4.17 is a complete list of all insurance policies owned by Company, indicating risks insured against, carrier, policy number, amount of coverage, premiums and expiration dates.

          4.18   Books  and Records


                                   .    The  books of  account  of  Company
                 substantially reflect all its known material items of income and expense and all its known material assets, liabilities and accruals. The corporate minute books of Company are substantially complete as to the records of substantially all substantial proceedings of incorporators, shareholders and directors, and there are no substantial and material minutes or records of the proceedings of any of said person not included therein. The share ledgers and share certificate books contain a complete and accurate record of all issuances and transfers of shares in Company.

          4.19   Certain  Interests


                                   .   Except as  set forth  in  Disclosure
                 Schedule 4.19, Sellers do not directly or indirectly own any interest in any corporation, firm or enterprise engaged in a business competitive with Company, except
                 (i) Company Shares or (ii) any passive investment by Sellers in the stock of any publicly held corporation which is not in excess of five percent of the issued and outstanding capital stock of such corporation.

          4.20   Officers  and  Directors; Certain  Payments


                                                            .    Disclosure
                 Schedule 4.20 is a true and complete list showing (a) the names of all officers and directors of Company and the directorships and officerships in Company held by each;
                 (b) the names and address of each financial institution in which Company has an account, safe deposit box or investment account, the names of all persons authorized to draw thereon or to have access thereto, and the nature of such authorization; and (c) the names of all persons holding tax or other powers of attorney from Company and a summary statement of the terms thereof.

          4.21


                 Commissions or Brokers Fees. Neither Company nor any Seller has incurred any liability to any person for financial advice, finder's fees or brokerage commission with respect to the transactions contemplated by this Agreement, which liability may be asserted against Company, Purchaser or any affiliate of Purchaser.

          4.22   Assets Necessary to  the Business


                                                  .  Company owns,  leases,
                 licenses, or has the right to use all assets and properties (tangible and intangible) necessary to carry on its Business and operations as presently conducted. Such assets and properties are all of the assets and properties necessary to carry on the Business of Company as presently conducted and, except as set forth in Disclosure Schedule 4.22, none of the Sellers (other than through their ownership of stock in Company) nor any member of their respective families owns or leases or has any interest in any assets or properties presently being used to carry on the Business of Company.

          4.23   Absence of Certain  Business Practices


                                                       .  Neither  Company,
                 nor any officer, employee or agent of Company, nor any other Person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift, bribe, rebate or kickback or otherwise provide any similar benefit to any customer, supplier, governmental employee or any other Person who is or may be in a position to help or hinder Company or the Business (or assist Company in connection with any actual or proposed transaction relating to the Business or any other business previously operated by Company) (i) which subjected or might have subjected Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a material effect on Company or its assets, (iii) which if not continued in the future, might have a material effect on Company or its assets or subject Company to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code or
                 (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

          4.24


                 Transactions with Affiliates. Except as disclosed on Disclosure Schedule 4.24, there is no lease, sublease, contract, agreement or other arrangement of any kind whatsoever entered into by Company with any Seller or with any Affiliate of any Seller, except such of the foregoing which may be terminated at Closing by Purchaser without further liability. Prior to Closing, all indebtedness owed by any Seller to Company shall be repaid.

          4.25


                 Territorial  Restrictions.     Except   as  described   in
                 Disclosure Schedule 4.25, Company is not restricted by any written agreement or understanding with any other Person (excluding Applicable Laws of Governmental Authorities) from carrying on the Business anywhere in the world. Neither Purchaser nor any of its affiliates will, as a result of its acquisition of Company Shares, become restricted in carrying on the Business anywhere in the world as a result of any Contract or other agreement to which Company is a party or by which it is bound.

          4.26   Customers


                          .    Disclosure Schedule 4.26 includes a  correct
                 list of the twenty-five (25) largest customers for Company for each of the past two (2) fiscal years and the amount of business done by Company with each such customer for each year. None of the Sellers have any knowledge or information, and are aware of any facts indicating that any of the customers will or intend to
                 (a) cease doing business with Company; (b) materially alter the amount of business they are presently doing with Company; or (c) not do business with Company after the Closing Date.

          4.27   Suppliers


                          .     Disclosure  Schedule 4.27  sets  forth  the
                 names of and description of contractual arrangements (whether or not binding or in writing) with the fifteen
                 (15) largest suppliers of Company and any sole suppliers of significant goods or services (other than electricity, gas, telephone or water) to Company with respect to which practical alternative sources of supply are not readily available on comparable terms and conditions. None of the Sellers have any knowledge or information, or are aware of any facts indicating that any of the suppliers of Company will or intend to (a) cease doing business with Company; (b) materially alter the amount of business they are presently doing with Company; or (c) not do business with Company after the Closing Date.

          4.28


                 Conversion of Certain Indebtedness to Equity. Sellers represent and warrant that on the 24th day of February, 1998, certain Sellers that were owed $1,554,206.18 of
                 principal  in  the  aggregate  and  accrued  interest   of
                 $287,300.22, converted such indebtedness into paid-in capital of Company. In connection with such conversion, the Parties that were subject to such conversion transaction disclosed all material facts to all Sellers that are Parties to this Agreement.

          4.29


                 Product Liability.    Except  as set  forth in  Disclosure
                 Schedule 4.28 and for warranties under Applicable Law,

                 (a)  there are no warranties, express or implied,  written
                      or  oral,  with  respect  to  the  products  of   the
                      Business;

                 (b)  to  Seller's  knowledge,  there  are  no  pending  or
                      threatened   claims with  respect to  any warranty;
                      and

                 (c) Company does not have, and to the best knowledge of Sellers, will not have, any liability, after the Closing, with respect to any such warranty, whether known or unknown, absolute, accrued, contingent, or otherwise and whether due or to become due.

          4.30   Disclosure


                           .   No representation  or warranty  made by  any
                 Seller in this Agreement and no exhibit, certificate or documents furnished or to be furnished by any Seller pursuant hereto contains or will contain any known untrue statement of a material fact or omits or will omit any known material fact necessary in order to make the statements contained therein not misleading. The Sellers have no knowledge of any factors materially and adversely affecting the future prospects of Company's Business which have not been disclosed in this Agreement and the Disclosure Schedule.


                                      ARTICLE V

          5.


                 Representations  of  Purchaser.     Purchaser  represents,
                 warrants and agrees that:

          5.01


                 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

          5.02


                 Authority. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or by the availability of equitable remedies or the application of general equitable principles. Except as set forth in Disclosure Schedule 5.02, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

                 (i) violate, or conflict with, or require any Consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Purchaser is a party, or by which Purchaser or any of its properties or assets may be bound or affected, or

                 (ii) violate  any   order,  writ,  injunction  or   decree
                      applicable to Purchaser or any of its properties or assets or, to the knowledge of Purchaser, violate any statute, rule or regulation applicable to Purchaser or any of its properties or assets; or

                 (iii)     constitute a default or event that, with  notice
                      or  lapse of  time,  or  both, would  be  a  default,
                      breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Purchaser is a party or by which it is bound; or

                 (iv) constitute an  event that would  permit any party  to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Purchaser.

                 (v) except for compliance with the HSR Act, no Consent by, notice to or registration with any Governmental Authority is required on the part of Purchaser prior or subsequent to the Closing Date in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation of any of the transactions contemplated hereby.

          5.03

                 Commissions or Brokers' Fees. Purchaser has not incurred any liability to any person for financial advice, finder's fees or brokerage commission with respect to the transactions contemplated by this Agreement, which liability may be asserted against any Seller or Company.

          5.04


                 Securities Acts.   Purchaser understands and  acknowledges
                 (i) that the purchase and sale of the Company Shares pursuant to this Agreement is intended to be exempt from registration under Section 4(1) of the Securities Act of 1933, as amended (the _Securities Act_), and similar exemptions provided under applicable state securities laws, (ii) that the Company Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act or applicable state securities laws, or unless an exemption from registration is available, and (iii) that Purchaser is acquiring the Company Shares for its own account for investment and not with a view to, or for resale in connection with, the distribution thereof.


                                     ARTICLE VI

          6.01


                 Release by Sellers. Each Seller, as of the Closing Date, shall release and discharge Company from all actions, claims or demands of every kind and nature which any of the Sellers have  or may have against Company  (including, but not limited to, any claims, if any, arising out of  a
                 conversion of certain indebtedness owed by the Company  to certain Sellers to paid-in capital of Company on February 24, 1998), whether based upon contract or otherwise, arising before the execution of this Agreement. Nothing contained herein shall constitute a release of any rights of the Sellers arising under this Agreement, of any claims under any Employee Benefit Plans currently maintained by Company, or with respect to anything which may occur after the Closing Date.


                                     ARTICLE VII

          7.01   Covenants  Not to  Compete


                                           .    As inducement  for  and  in
                 consideration of Purchaser entering into this Agreement, the Sellers shall each enter into a non-competition agreement. Such non-competition agreements are set forth in Exhibits F, F-1, F-2, F-3, and F-4 attached hereto and made a part hereof.


                                     ARTICLE VIII

          8.01


                 Employment Agreements. Upon the Closing Date, Company shall enter into Employment Agreements with Dean Higganbotham and Dale Higganbotham. Copies of said Employment Agreements are attached hereto and made a part hereof as Exhibits G and G-1.

                                     ARTICLE IX

          9.1    Covenants of Sellers


                                     .

          9.01.1 Conduct of Business


                                    .  From the date hereof to the  Closing
                 Date, except as expressly permitted or required by this Agreement or as otherwise consented to by Purchaser in writing, Sellers will cause Company to:

                 (a) carry on its Business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and with respect to the Business, use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, with the goal and intent that its goodwill and ongoing business shall be in all material respects unimpaired following the Closing;

                 (b) pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of business consistent with prior practice;

                 (c) perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the Business and comply in all material respects with all Applicable Laws applicable to Company in the ordinary course of business consistent with prior practice;

                 (d) other than sales and purchases of Inventories in the ordinary course where delivery is contemplated not later than the calendar month following the Closing Date, not enter into or assume any material agreement, contract or instrument relating to the Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof other than in the ordinary course of business consistent with prior practice;

                 (e) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation but excluding incentive or bonus compensation declared and paid prior to closing) of any employee employed in the operation of the Business (other than normal merit pay increases made in the ordinary course of the Business, consistent with past practices) or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee;

                 (f) continue all policies of insurance relating to the Business in full force and effect;

                 (g) not make any change or modification in Company's accounting practices, policies or procedures which in any way affect the Business, including any change or modification with respect to the allocation of revenues, costs and expenses applicable to the Business; and

                 (h) not take any action or knowingly omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 4.

          9.01.2


                 Access and Information. From the date hereof until the Closing Date, Company shall make available or cause to be made available to the accountants, attorneys or other representatives of Purchaser, for examination during normal business hours, upon reasonable request, all properties, assets, books of accounts, title papers, insurance policies, contracts, leases, commitments, records and other documents of every character relating to Company.

          9.01.3


                 Further Actions.

                 (a) Sellers agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

                 (b) Sellers will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by them or Company pursuant to Applicable Law in connection with this Agreement, the Other Sellers Documents and the consummation of the other transactions contemplated hereby, including, but not limited to any necessary filings pursuant to the HSR Act.

                 (c) Sellers, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all Consents necessary to be obtained by them or Company in order to consummate the sale and transfer of Company Shares pursuant to this Agreement and the consummation of the other transactions contemplated thereby.

                 (d) At all times prior to the Closing, Sellers shall promptly notify Purchaser in writing of any fact, condition, event or occurrence known to it in the exercise of reasonable business prudence that will or may result in the failure of any of the conditions contained in Sections 12.01(1), (2) or
                      (3) to be satisfied, promptly upon any of them becoming aware of the same.

          9.01.4 Further  Assurances

                                    .    Following  the  Closing,   Sellers
                 shall, and shall cause each of their Affiliates and Company to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Purchaser, to confirm and assure the rights and obligations provided for in this Agreement and in the Other Sellers Documents and render effective the consummation of the transactions contemplated thereby. Without limiting the generality of the foregoing, the parties specifically contemplate closing the transactions contemplated herein prior to the time that full compliance by Sellers with the conditions precedent set forth in Section 12.01(2) will be practicable. As a result, notwithstanding the Closing, this Section 9.01.4 shall require prompt delivery thereafter by Sellers of the consents, instruments and agreements called for herein, including in Section 12.01(2).

          9.01.5 Liability   for   Transfer   Taxes


                                                   .   Sellers   shall   be
                 responsible  for   the  timely  payment   of,  and   shall
                 indemnify and hold harmless Purchaser and their Affiliates against, all sales, income, use, value added, documentary, stamp, and any other taxes and fees attributable or arising out of the sale of the Company Shares by Sellers to Purchaser. Sellers represent to Purchaser that there will be no tax liability to Company arising out of the sale of the Company Shares.

                                      ARTICLE X

          10.01  Covenants of Purchaser


                                       .

          10.01.1Further Actions


                                .

                 (a) Purchaser agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

                 (b) Purchaser will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable law in connection with this Agreement, the Other Sellers Documents and the consummation of the other transactions contemplated hereby, including, but not limited to any necessary filings pursuant to the HSR Act.

                 (c) Purchaser, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all Consents necessary to be obtained by it in order to consummate the acquisition of the Company Shares pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

          10.01.2Notice by  Purchaser


                                     .   Purchaser agrees  that should  its
                 employees accountants, attorneys or other representatives acquire knowledge prior to Closing, as a result of their investigation of Company pursuant to this Agreement or otherwise, of any material breach of or inaccuracy in the representations and warranties contained in Section 4 above, Purchaser will notify the Sellers of such breach in writing prior to Closing and Sellers shall have the opportunity to cure such breach prior to Closing.

          10.01.3Tax  Elections


                               .   Purchaser  will not  file  any  election
                 under Section 338 of the Code with respect to this Agreement or the transactions contemplated herein.

          10.01.4


                 Further Assurances. Following the Closing, Purchaser shall, and shall cause each of its Affiliates and Company to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Sellers, to confirm and assure the rights and obligations provided for in this Agreement and in the Other Sellers Documents and render effective the consummation of the transactions contemplated thereby. Without limiting the generality of the foregoing, the parties specifically contemplate closing the transactions contemplated herein prior to the time that compliance by Purchaser with the conditions precedent set forth in Section 12.02(7) relating to the releases of any of the Sellers of their guaranties of any of the Line of Credit Indebtedness will be practicable. As a result, notwithstanding the Closing, this Section
                 10.01.4 shall require prompt delivery thereafter by Purchaser of the instruments and agreements called for herein, including that contained in Section 12.01(7).


                                     ARTICLE XI

          11.01  Survival of Representations  and Warranties


                                                            .  The  Parties
                 acknowledge and agree that all the representations, covenants, warranties and agreements contained in this Agreement or in any agreement, instrument, exhibit, certificate, schedule or other document delivered in connection herewith, shall survive the Closing and shall be binding upon the party giving such representation, covenant, warranty or agreement and shall be fully enforceable to the extent provided for in Sections 11.04 and 11.05 hereof, at law or in equity, for the period beginning on the date of Closing and ending two (2) years thereafter, except for the representations, warranties and agreements designated and identified in Section 4.01, 4.02, 4.03, 4.05, 4.08 through 4.08.7, 4.15, 4.16, 5.01 and 5.02, which shall survive the Closing and shall terminate in accordance with the statutes of limitation governing written contracts and Exhibits F, F-1, F-2, F-3, F-4, G and G-1, which shall terminate as provided therein.

          11.02


                 Reliance   Upon   and  Enforcement   of   Warranties   and
                 Agreements of  Sellers


                                       .  Each  Seller hereby agrees  that,
                 notwithstanding any right of Purchaser to fully investigate the affairs of Company, and notwithstanding knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, covenants, warranties and agreements of each Seller contained in this Agreement and upon the accuracy of any document, schedule, certificate or exhibit given or delivered to Purchaser pursuant to the provisions of this Agreement.

          11.03  Reliance   Upon  and   Enforcement   of   Representations,



                 Warranties and Agreements of Purchaser


                                                       .  Purchaser  hereby
                 agrees  that,  notwithstanding any  right  of  Sellers  to fully investigate the affairs of Purchaser and notwithstanding knowledge of facts determined or determinable by Sellers pursuant to such investigation or right of investigation, Sellers have the right to rely fully upon the representations, covenants, warranties and agreements of Purchaser contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Sellers pursuant to the provisions of this Agreement.

          11.04


                 Indemnification by Sellers. Each Seller, severally (in proportion to his stock ownership), not jointly, shall indemnify Purchaser against and hold it harmless from any Losses resulting from or arising out of any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by any Seller herein or in any other agreement, instrument or document delivered by any Seller pursuant to the terms of this Agreement subject to the provisions of Section 11.08.A. The maximum liability of each Seller hereunder is set forth on Disclosure Schedule 11.04. J. Walter Duncan, Jr. hereby agrees to guaranty all obligations of the J. Walter Duncan, Jr. Revocable Trust hereunder.

          11.05


                 Indemnification by Purchaser. Purchaser agrees to defend, indemnify and hold harmless the Sellers from, against and in respect of any and all Losses resulting from or arising out of an inaccuracy in or other breach of any representation, warranty, covenant, or obligation made or incurred by Purchaser herein or in any other agreement, instrument or document delivered by Purchaser pursuant to the terms of this Agreement.

          11.06


                 Notification of and Participation in Claims.

                 (a) No claim for indemnification shall arise until notice thereof is given to the party from whom indemnity is sought (the _Indemnifying Party_). Such notice shall be sent to the Indemnifying Party within ten (10) days after the party asserting such right to indemnity (the _Party to be Indemnified_) has received notification of such claim, but failure to notify the Indemnifying Party shall in no event prejudice the rights of the Party to be Indemnified under this Agreement, unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent of such prejudice. In the event that any legal proceeding shall be instituted or any claim or demand is asserted by any third party in respect of which Sellers on the one hand, or Purchaser on the other hand, may have an obligation to indemnify the other, the Party to be Indemnified shall give or cause to be given to the Indemnifying Party written notice thereof and the Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Party to be Indemnified, unless the Indemnifying Party irrevocably acknowledges in writing full and complete responsibility for and agrees to provide indemnification of the Party to be Indemnified, in which case such Indemnifying Party may assume such control through counsel of its choice and at its expense. In the event the Indemnifying Party assumes control of the defense, the Indemnifying Party shall not be responsible for the legal costs and expenses of the Party to be Indemnified in the event the Party to be Indemnified decides to join in such defense. The Parties agree to cooperate fully with each other in connection with the mitigation, defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

                 (b) If the Party to be Indemnified is also the party controlling the defense, negotiation or settlement of any matter, and if the Party to be Indemnified determines to compromise the matter, the Party to be Indemnified shall immediately advise the Indemnifying Party of the terms and conditions of the proposed settlement. If the Indemnifying Party agrees to accept such proposal, the Party to be Indemnified shall proceed to conclude the settlement of the matter, and the Indemnifying Party shall immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 11.04 and 11.05 hereunder, subject to the limitations set forth elsewhere in this Section 11. If the Indemnifying Party does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Indemnifying Party shall immediately assume control of the defense, negotiation or settlement thereof, at that Indemnifying Party's expense. Thereafter, the Party to be Indemnified shall be indemnified in the entirety for any liability arising out of the ultimate defenses, negotiation or settlement of such matter.

                 (c) If the Indemnifying Party is the party controlling the defense, negotiation or settlement of any matter, and the Indemnifying Party determines to compromise the matter, the Indemnifying Party shall immediately advise the Party to be Indemnified of the terms and conditions of the proposed settlement and irrevocably acknowledge in writing full and complete responsibility for, and agree to provide, indemnification of the Party to be Indemnified. If the Party to be Indemnified agrees to accept such proposal, the Indemnifying Party shall proceed to conclude the settlement of the matter and immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 11.04 or 11.05 hereunder. If the Party to be Indemnified does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such Party receives a complete copy of the settlement proposal), the Party to be Indemnified shall immediately assume control of the defense, negotiation or settlement thereof, at the Party to be Indemnified's expense. If the final amount paid to resolve the claim is less than the amount of the original proposed settlement made by the Indemnifying Party, then the Party to be Indemnified shall receive such indemnification pursuant to Sections 11.04 or 11.05 hereof, including any and all expenses incurred by the Party to be Indemnified incurred in connection with the defense, negotiation or settlement of such matter. If the amount finally paid to resolve the claim is equal to or greater than the amount of the original proposed settlement proposed by the Indemnifying Party, then the Indemnifying Party shall provide indemnification pursuant to Sections
                      11.04  and  11.05 for  the  amount  of  the  original
                      settlement proposal submitted by the Indemnifying Party, and the Party to be Indemnified shall be responsible for all amounts in excess of the original settlement proposal submitted by the Indemnifying Party and all costs and expenses incurred by the Party to be Indemnified in
                      connection   with  such   defense,   negotiation   or
                      settlement.

          11.07


                 Provisions of  General Application.   With respect to  any
                 right of indemnification arising under this Agreement, the following provisions shall apply:

                 (a)  Procedures


                                .   The  Party to  be Indemnified  and  the
                      Indemnifying Party agree to cooperate in the defense of any third party claim or action subject to this
                      Section 11, to permit the cooperation and participation of the other parties in any such claim or action, and to promptly notify the other parties of the occurrence of any indemnified event or any material developments or amounts due respecting any indemnification event.

                 (b)  No Implications


                                     .    Neither the  rights of any  Party
                      to indemnification from another Party nor the obligations of any Party to indemnify another Party, under this Agreement, shall in any way imply or create, and each Party specifically disclaims, any responsibility whatsoever by such Party for any other Party's liabilities to any other person or entity or Governmental Authority.

                 (c)  Insurance


                               .      Prior  to  enforcing  any  claim  for
                      indemnification against the Indemnifying Party under this Agreement, the Party to be Indemnified shall administratively file in good faith with any insurers all forms and submissions required by applicable policies for the proceeds or other benefits of insurance coverage, if any, applicable to the claim or event from which such indemnification right arose. In the event that insurance proceeds are paid to the Party to be
                      Indemnified respecting an event to which an indemnification right applies hereunder, such indemnification right shall apply only to the extent that the amount of damages indemnified against exceeds such insurance proceeds actually paid to the Party to be Indemnified; provided however, that: (a) such insurance proceeds shall not affect or be applied towards the maximum liability established in
                      Section 11.08 and (b) collection by judicial or legal process of such insurance proceeds shall not be a condition precedent to asserting or collecting such indemnification claims under this Agreement. If the Indemnifying Party incurs indemnity costs or pays indemnity damages under this Agreement, and the Party to be Indemnified subsequently receives insurance proceeds for the same claim or event, then the Party to be Indemnified shall refund such indemnity costs or damage payments to the Indemnifying Party from such insurance proceeds to the extent that the Party to be Indemnified has received benefits from both sources (i.e., payments of indemnity damages from the Indemnifying Party and such insurance proceeds) in excess of the amount of indemnifiable damages incurred by or asserted against the Party to be Indemnified.

                 (d)


                      Mitigation. The Party to be Indemnified shall use its good faith efforts to mitigate any claim or loss by any third party hereunder and the Indemnifying Party shall be entitled to participate in and coordinate such mitigation with the Party to be Indemnified.

          11.08  A.   Limitations


                                 .     Notwithstanding anything  herein  to
                      the contrary, no claims for indemnification shall be made by Purchaser against the Sellers until such time as all claims hereunder (the _Indemnity Basket_), net of income tax benefit realized and/or realizable by Company and/or Purchaser, total more than Two Hundred Thousand Dollars ($200,000) in the aggregate and then indemnification shall be made only to the extent that such claim or claims exceed Two Hundred Thousand Dollars ($200,000) in the aggregate. In addition, notwithstanding anything contained herein to the contrary, the maximum aggregate liability that Sellers may be collectively required to pay to Purchaser under this Section 11, or as a result of any other provision of this Agreement as a result of any and all breaches, if any, of the representations and warranties hereunder, or as a result of any and all defaults of any covenants hereunder, shall be limited to Three Million Dollars ($3,000,000).

                 B. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate amount that Purchaser may be required to pay to Sellers hereunder, or as a result of any other provision of this Agreement as a result of any and all breaches, if any, of representations and warranties contained in Article V hereunder shall be limited to an amount equal to $3,000,000.

          11.09


                 Assignment and Accounting for  Benefits.    To the  extent
                 that the Indemnifying Party shall have actually paid indemnity damages to or on behalf of the Party to be Indemnified, the Party to be Indemnified shall make a non-exclusive assignment (to the extent permitted under applicable law) to the Indemnifying Party (as their interest may appear) of the remedies, rights and claims, if any, of the Party to be Indemnified against any and all third parties for the same liability, including, but not limited to, remedies, rights and claims against (i) liability insurers and other insurance companies, and
                 (ii) any other person which has indemnified the Party to be Indemnified for such liability. The parties shall cooperate reasonably in the pursuit of any such remedies, rights and claims.

                 For purposes of Section 11.08, the amount of any indemnification claim shall be reduced by the effect of any income tax benefit realized and/or realizable by Company/Purchaser. For purposes hereof, a marginal rate of forty percent (40%) shall be utilized.

          11.10  Exclusive Remedy


                                 .    Anything contained in this  Agreement
                 or the Other Seller Documents to the contrary notwithstanding, the indemnification rights set forth in this Section 11, all of which are subject to the terms, limitations, and restrictions of this Section 11, shall be the exclusive remedy after Closing against the Sellers and/or Purchaser for monetary damages sustained as a result of a breach of a representation, warranty, covenant, or agreement under this Agreement. Such limitations set forth in this Section 11 shall not impair the rights of any of the parties: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement; or (b) to seek enforcement, collection, damages, or such non-monetary equitable relief to redress any subsequent default or breach of any employment agreement, non-competition agreement, transfer document, assumption, consent, or agreement to be delivered at Closing hereunder. In connection with the seeking of any non-monetary equitable relief, each of the Parties acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties hereto agrees that the other Party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the Parties.


                                     ARTICLE XII

          12.


                 Conditions Precedent to the Obligations of Each Party. The obligations of the Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

                 1.   HSR Act  Notification


                                           .  In  respect of any  necessary
                      notifications of Purchaser and Sellers pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

                 2.


                      No Injunction, Etc. The consummation of the transaction contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any Court or other
                      Governmental Authority. No Court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated hereby or by the other Sellers Documents, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

          12.01  Conditions  Precedent  to Purchaser's  Obligations


                                                                   .    The
                 obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Purchaser, in its sole discretion) on or prior to the Closing Date of the following additional conditions, which Sellers agree to use reasonable good faith efforts to cause to be fulfilled:

                 1.


                      Representations, Performance. The representations and warranties of Sellers contained in this Agreement and in the Other Sellers Documents (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all respects  (in  the  case  of  any  representation  or
                      warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date. Sellers shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement and each of the Other Sellers Documents to be performed or complied with by them prior to or on the Closing Date. Sellers shall have delivered to Purchaser a duly authorized, properly executed certificate, dated the Closing Date to the foregoing effect.

                 2.   Consents


                              .     Sellers  have  obtained  all   Consents
                      necessary to consummate the transactions contemplated hereby, unless the failure to obtain any such Consent would not materially adversely affect the Company or its assets.

                 3.   No Material  Adverse Effect


                                                 .   No event,  occurrence,
                      fact, condition, change, development or effect shall have occurred, exist or come to exist since December 31, 1997 that, individually or in the aggregate, would have a material adverse effect on the Company or its assets.

                 4.   Transfer Documents  and Other Miscellaneous  Matters


                                                                          .
                       Sellers have  delivered to Purchaser,  at or  before
                      the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to Purchaser and its counsel:

                      (i) A certificate or certificates for all of the Company Shares. Such certificate(s) shall be in form for transfer, duly endorsed in blank by Sellers, or with appropriate duly executed stock transfer powers attached;

                      (ii) Opinion  letter of  McAfee &  Taft, counsel  for
                           Sellers, addressed to Purchaser and dated the Closing Date;

          Error!      iii) All   minute  books,   stock  certificates   and
                           transfer books, contracts, policies of insurance, tax returns, records of every kind and nature and all other documents and writings belonging or relating to the Company and its corporate organization, business and assets;

                      (iv) Certificates,  dated  as  of  the  most   recent
                           practicable date, of the Secretary of State of Oklahoma as to the good standing of Company;

                       (v) The Disclosure Schedule;

                      (vi) Copies of  the Certificate of Incorporation  and
                           By-Laws  of  Company,  certified  as  true   and
                           correct by an officer of Company;

                      (vii)    Such resignations of officers and  directors
                           of Company as Purchaser may request; and

                      (viii)   Such   other   documents   which   Purchaser
                           reasonably deems necessary to effectuate this Agreement.

                 5.   Certain  Employment Agreements


                                                    .    Dale  Higganbotham
                      and Dean Higganbotham shall have entered into the employment agreements described in Section 8.01.

                 6.


                      Covenant Not to Compete Agreements. Sellers shall have entered into the Covenant Not to Compete Agreements in the form set forth in Exhibits F, F-1, F-2, F-3 and F-4.

                 7.   Subordination Agreement

                                             .  Sellers shall have  entered
                      into  the   Subordination  Agreement  set  forth   in
                      Exhibit _B_.

                 8.


                      Cancellation    and   Termination    of    Employment



                      Agreements. Company and Dale Higganbotham, Dean Higganbotham and Nicholas V. Duncan shall enter into an agreement in form and content satisfactory to Purchaser's counsel canceling and terminating certain Employment Agreements between such Parties and the Company.

                 9.   Lease  Between   100  Park  Avenue  Corporation   and






                      Company. Company shall have the right to remain in the facilities located at 100 Park Avenue, Oklahoma City, Oklahoma 73102 currently leased from 100 Park Avenue Corporation, for a period of six (6) months from the date of the Closing on the same terms and conditions contained in the leases currently in effect for such location. Company shall have the right but not the obligation to negotiate a longer term for such premises with 100 Park Avenue Corporation on terms that are mutually agreeable to both parties.

                 10. N. Duncan shall cause Critical Technologies, L.L.C. to vacate the premises currently shared with Company at 100 Park Avenue, Oklahoma City, Oklahoma on the later of April 1, 1998 or the Closing of the transaction.

          12.02  Conditions and Obligations of Sellers


                                                      .  The obligation  of
                 Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Sellers in their sole discretion), on or prior to the Closing Date, of the following additional conditions, which Purchaser agrees to use reasonable good faith efforts to cause to be fulfilled:

                 1.   Representations,  Performance


                                                   .   The  representations
                      and warranties of Purchaser contained in the Agreement or in the Other Sellers Documents (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all respects  (in  the  case  of  any  representation  or
                      warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made at and as of such date. Purchaser has duly performed and complied in all material respects with all agreements and conditions required by this Agreement and each of the  Other  Sellers  Documents  to  be  performed  or
                      complied with by it prior to or on the Closing  Date.
                       Purchaser  shall   have  delivered   to  Sellers   a
                      certificate dated the Closing Date and signed by  its
                      duly authorized officer, to the foregoing effect.

                 2.   Consents and Approvals

                                            .  Purchaser have obtained  all
                      Consents necessary to consummate the transactions contemplated hereby.

                 3.   Consideration  and Other  Miscellaneous Deliveries


                                                                        .
                      Purchaser shall have delivered to Sellers at or before the Closing, the following documents, all of which shall be in form and substance acceptable to Sellers and its counsel:

                      (i) A certified or cashiers checks or wire transfer for the aggregate amount to be paid to each Seller at the Closing pursuant to Section 2.03(a) hereof;

                      (ii) The Notes as set forth in Section 2.03(b);

                      (iii)    Certified copies of the corporation  actions
                           taken by Purchaser authorizing the execution, delivery and performance of this Agreement;

                      (iv)     A Certificate of Good Standing for Purchaser
                           from the Secretary of State of Delaware dated no earlier than forty-five (45) days prior to the Closing Date;

                      (v) Opinion letter of Lindhorst & Dreidame Co., L.P.A., counsel for Purchaser, addressed to Sellers and dated the Closing Date.

                 4.   Certain  Employment Agreements


                                                    .    Dale  Higganbotham
                      and Dean Higganbotham shall have entered into the employment agreements described in Section 8.01.

                 5.


                      Covenant  Not to  Compete Agreements.   Sellers  have
                      entered into the Covenant Not to Compete Agreements set forth in Exhibits F, F-1, F-2, F-3 and F-4.

                 6.

                      Subordination Agreement.  Sellers shall have  entered
                      into  the   Subordination  Agreement  set  forth   in
                      Exhibit B.

                 7.


                      Pay-off Line of Credit Indebtedness. Simultaneous with the closing, Company pays off, or Purchaser assumes, the Line of Credit Indebtedness and incident thereto procure the releases of any of the Sellers of their guarantees of any of the Line of Credit Indebtedness.

                 8.


                      Other  Seller   Documents.    Purchaser  shall   have
                      entered into each of the Other Seller Documents to which it is a party.


                                    ARTICLE XIII

          13.01


                 Closing. The Closing of the sale and purchase of the Company Shares (the _Closing_) shall take place within five (5) days after the satisfaction of all the contingencies set forth herein, but no later than March 31, 1998 unless such date is extended in order to satisfy any governmental request relating to the parties' compliance with the provisions of the HSR Act at the offices of Lindhorst & Dreidame, Cincinnati, Ohio, or at such other time and/or place as the parties may mutually agree upon. The Closing shall be deemed effective as of the day of Closing. The day on which the Closing actually occurs is herein sometimes referred to as the Closing Date.

                                     ARTICLE XIV

          14.    General Provisions


                                   .

          14.01  Further Documents


                                  .  The Parties will, upon request at  any
                 time before or after Closing, execute, deliver and/or furnish all such documents and instruments, and do or cause to be done all such acts and things, as may be reasonably necessary to carry out the purpose and intent of this Agreement.

          14.02  Publicity


                          .    Neither   the  Sellers,  nor  Company,   nor
                 Purchaser shall make any public announcements concerning this transaction without the prior written consent of the other Parties hereto. Nothing herein contained shall restrict Company or Purchaser from communicating with its employees concerning this transaction. Each Party shall keep such communication confidential, and shall use its best efforts to prevent its respective employees from disseminating such information to the public. Nothing herein contained shall prohibit any disclosure that is required by law or a court of competent jurisdiction.

          14.03  Expenses


                         .   Except  to the  extent otherwise  specifically
                 provided herein, Purchaser will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser or its representatives and Sellers shall bear and pay all of the expenses incident to the transactions contemplated by this Agreement which were incurred by Sellers or their representatives. Sellers agree to cause Company (either as an offset to the Purchase Price or by reimbursement) to pay the cost of filings required of Seller and/or Purchaser under the HSR Act.

          14.04


                 Notices. All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered mail or certified mail, return receipt requested, to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant hereto):

                 (a)  If to Purchaser, to:
                      Pomeroy Computer Resources, Inc.
                      1020 Petersburg Road
                      Hebron, Kentucky  41048

                      With a copy to:
                      James H. Smith III, Esq.
                      Lindhorst & Dreidame Co., L.P.A.
                      312 Walnut Street, Suite 2300
                      Cincinnati, Ohio  45201-4091

                 (b)  If to Sellers, to:
                      Mr. Nicholas V. Duncan
                      100 Park Avenue, Suite 1200
                      Oklahoma City, Oklahoma  73102

                      With a copy to:
                      Mark E. Burget, Esq.
                      McAfee & Taft
                      Tenth Floor, Two Leadership Square
                      Oklahoma City, Oklahoma  73102

          14.05  Binding  Effect


                                .   Except  as may  be  otherwise  provided
                 herein, this Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. Except as otherwise provided in this Agreement, no Party shall assign its rights or obligations hereunder prior to Closing without the prior written consent of the other Party.

          14.06  Headings


                         .   The headings  in this  Agreement are  intended
                 solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          14.07


                 Schedules and Exhibits. Schedules and exhibits referred to in this Agreement constitute and integral part of this Agreement as if fully rewritten herein. Any disclosure made on any Schedule or Exhibit delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule or Exhibit required hereby.

          14.08


                 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which constitute together one and the same document.

          14.09  Governing



                           Law.    This Agreement  shall  be  construed  in
                 accordance with and governed by the laws of the State of Oklahoma.

          14.10  Severability


                             .   If any provision  of this Agreement  shall
                 be held unenforceable, invalid or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

          14.11  Waivers, Remedies Accumulated


                                              .  No waiver of any right  or
                 option hereunder by any Party shall operate as a waiver of any other right or option, for the same right or option with respect to any subsequent occasion for its
                 exercise, or of  any right to damages.   No waiver by  any
                 Party or any breach of this Agreement or of any representation or warranty contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided in this Agreement are in addition to all of the remedies provided by law. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party granting the same.

          14.12  Entire



                        Agreement.    This Agreement  and  the  agreements,
                 instruments and other documents to be delivered hereunder constitute the entire understand and agreement concerning the subject matter hereof. All negotiations between the Parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understanding or agreements, oral or otherwise, in relation thereto between the Parties other than those incorporated herein and to be delivered hereunder. Except as otherwise expressed or contemplated by this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or refer on any person, firm or corporation other than the Parties hereto any rights or privileges hereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties hereto.

          14.13


                 Business Records. Sellers shall be permitted to retain copies of such books and records relating to the business of Company as related to the accounting and tax matters of the business, and have access to all original copies of records so delivered to Purchaser at reasonable times, for any reasonable business purpose, for a period of six years after the Closing Date.

          14.14  Construction of  Agreement


                                           .  In  the event this  Agreement
                 is interpreted by any court of competent jurisdiction, no Party shall be deemed the drafter of this Agreement and such court of law shall not construe this Agreement or any provision thereof against any Party as the drafter thereof.

          14.15  401(k)  Plan


                             .     Subject  to  the  satisfaction  of   all
                 applicable rules under the Code, Purchaser shall cause Company to maintain its 401(k) Plan for the remainder of the 1998 fiscal year of Company.

          14.16


                 Knowledge. Whenever in this Agreement the terms _knowledge_ or _best knowledge_ are used with respect to any Party, it shall mean the actual knowledge of the Party, or the officers and directors of the Party or Company, as applicable.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           PURCHASER:

                                             POMEROY  COMPUTER   RESOURCES,
          INC.


                                                                        By:
          _______________________________

                                           SELLERS:



          ___________________________________
                                          J.  WALTER DUNCAN,  JR.,  Trustee
                                          of  the  J.  Walter  Duncan,  Jr.
                                          Revocable Trust



                 ___________________________________
                                          NICHOLAS V. DUNCAN



                 ___________________________________
                                          JAMES B. KITE, JR.



                 __________________________________
                                          O. DEAN HIGGANBOTHAM



                 __________________________________
                 DALE HIGGANBOTHAM

                                    ____________________________________
                                          J. WALTER DUNCAN, JR. (solely  as
                                          to  the  provisions  of   Section
                                          11.04)